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CAMCO FINANCIAL CORPORATION
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CAMCO FINANCIAL CORPORATION
6901 Glenn Highway
Cambridge, Ohio 43725
(740) 435-2020

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2009 Annual Meeting of Stockholders of Camco Financial Corporation (“Camco”) will be held at the Cambridge Country Club, 60755 Southgate Road, Byesville, Ohio 43723, on May 19, 2009, at 3:00 p.m., local time (the “Annual Meeting”), for the following purposes:

1.	To elect three directors of Camco for terms expiring in 2012; and

2.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Only Camco stockholders of record at the close of business on April 3, 2009, will be entitled to vote at the Annual Meeting and at any adjournments thereof.  Whether or not you expect to attend the Annual Meeting, we urge you to consider the accompanying proxy statement carefully and to SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD OR VOTE OVER THE INTERNET OR BY TELEPHONE SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND THE PRESENCE OF A QUORUM MAY BE ASSURED.  Giving a proxy does not affect your right to vote in person in the event you attend the Annual Meeting. You have the option to revoke your proxy at any time prior to the Annual Meeting regardless of your voting method, or to vote your shares personally on request if you attend the meeting.

By Order of the Board of Directors

April 6, 2009	Sharon K. Chorey, Asst. Corporate Secretary

CAMCO FINANCIAL CORPORATION
6901 Glenn Highway
Cambridge, Ohio  43725
(740) 435-2020

PROXY STATEMENT

PROXIES

The Board of Directors of Camco Financial Corporation (“Camco”) is soliciting proxies in the form accompanying this Proxy Statement for use at the 2009 Annual Meeting of Stockholders of Camco to be held at the Cambridge Country Club, 60755 Southgate Road, Byesville, Ohio 43723, on May 19, 2009, at 3:00 p.m., local time, and at any adjournments thereof (the “Annual Meeting”).  Only stockholders of record as of the close of business on April 3, 2009 (the “Voting Record Date”), are entitled to vote at the Annual Meeting.  Each such stockholder will be entitled to cast one vote for each share owned.  As of the Voting Record Date, there were 7,155,595 votes entitled to be cast at the Annual Meeting.

Each properly executed proxy received prior to the Annual Meeting and not revoked will be voted as specified thereon or, in the absence of specific instructions to the contrary, will be voted FOR the reelection of James. E. Huston, Paul D. Leake and Douglas F. Mock, as directors of Camco for terms expiring in 2012.

The directors, officers and other employees of Camco may solicit proxies in person or by telephone or mail only for use at the Annual Meeting.  The cost of soliciting proxies will be borne by Camco.  Proxies may be revoked by (a) delivering a written notice expressly revoking the proxy to the Secretary of Camco at the above address prior to the Annual Meeting, (b) delivering a later dated proxy to Camco at the above address prior to the Annual Meeting, or (c) attending the Annual Meeting and voting in person.

This Proxy Statement is first being mailed to stockholders of Camco on or about April 17, 2009.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 19, 2009

           The Proxy Statement, Form 10-K for the year ended December 31, 2008 and the 2008 Annual Report to Stockholders are available at www.cfpproxy.com/3852.

ELECTION OF DIRECTORS

The Board of Directors proposes the re-election of the following persons to terms that will expire in 2012:

Name	Age	Position(s) held	Director Since
James E. Huston	46	Chairman, CEO, and President	2008

Paul D. Leake	67	Director	1996

Douglas F. Mock	53	Director	2005

James E. Huston was named Chief Executive Officer, President and Chairman of the Board on December 31, 2008.  Mr. Huston worked as an independent consultant for financial institutions since July 2006, including for Camco since September 2008.  From February 2006 until July 2006, Mr. Huston served as the interim Chief

Financial Officer for the Federal Home Loan Bank of Des Moines.  Mr. Huston was employed by First Consumers National Bank in Portland, Oregon, serving as the Executive Officer from March 2002 until November 2005.  Mr. Huston served as Executive Vice President and Chief Financial Officer of Aames Financial Corporation, Los Angeles, California, from August 2000 to November 2001.  He was employed by Bank One Corporation, Columbus, Ohio from 1992 to 2000 where he held several executive positions, including Senior Vice President and Chief Financial Officer, Bank One Consumer Financial Services from May 1997 to August 2000.

Paul D. Leake retired in June 2001 as the President and Chief Executive Officer of First Bank for Savings, a position he had held since 1976. Since July 2007, he has been employed as a real estate agent with Ross Realty in Ashland, Kentucky.

Douglas F. Mock is president of Mock Woodworking Co. and The March Company, Zanesville, Ohio, positions he has held since 1986 and 2003, respectively.

Under Delaware law and Camco’s Bylaws, the three nominees receiving the greatest number of votes will be elected as directors.  Abstentions, shares not voted by brokers, and votes withheld are not counted toward the election of directors.  Stockholders are not permitted to cumulate votes in the election of directors.

In accordance with Section 3.13 of the Bylaws, nominees for election as directors may be proposed only by the directors or by a stockholder.  Camco’s Corporate Governance and Nominating Committee recommended to Camco’s Board of Directors this year’s director nominees.  The Corporate Governance and Nominating Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, having business experience, and exhibiting high moral character.  However, the committee retains the right to modify these minimum qualifications from time to time.  The committee has a general process for choosing nominees, which process considers both incumbent directors and new candidates.  In evaluating an incumbent director whose term of office is set to expire, the committee reviews such director’s overall service to Camco during his or her term, including the number of meetings attended, level of participation, quality of performance and any transactions of such director with Camco during his or her term.  If the committee chooses to evaluate new director candidates, the committee uses its network of contacts to compile a list of potential candidates.  Then, the committee determines whether such candidates are independent, which determination is based upon applicable securities laws, the rules and regulations of the Securities and Exchange Commission (“SEC”), the rules of the National Association of Securities Dealers and the advice of counsel, if necessary.  Finally, the committee meets to discuss and consider all candidates’ qualifications and then chooses the candidates.

           The Corporate Governance and Nominating Committee will consider director candidates recommended by stockholders, provided that the stockholder is entitled to vote for directors and has submitted a written nomination to the Secretary of Camco by the 60th day before the first anniversary of the most recent annual meeting of stockholders held for the election of directors.  Each written nomination must state the name, age, business and residence address of the nominee, the principal occupation or employment of the nominee, the number of each class of shares of Camco owned either beneficially or of record by each such nominee and the length of time such shares have been owned.  The Corporate Governance and Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, when evaluating a candidate who was recommended by a stockholder. To date, Camco has not received a stockholder nominee for director.

Camco has not implemented a formal policy regarding director attendance at the annual meeting of stockholders. Typically, the Board of Directors holds a meeting immediately prior to the annual meeting of stockholders, which results in most directors being able to attend the annual meeting.  In 2008, all directors attended the annual meeting of stockholders.

INCUMBENT DIRECTORS

The following directors will continue to serve after the Annual Meeting for the terms indicated:

Name	Age	Position(s) held	Director Since	Term Expires
Andrew S. Dix	36	Director	2007	2011
Terry A. Feick	59	Director	2000	2010
Edward D. Goodyear	61	Director	2006	2010
Carson K. Miller	63	Director	2002	2011
Jeffrey T. Tucker	51	Lead Director	1987	2011
J. Timothy Young	62	Director	2005	2010

Andrew S. Dix is the publisher of The Daily Jeffersonian in Cambridge, Ohio.  Prior to joining The Daily Jeffersonian in 2006, he was the Advertising Director for The Alliance Review from 1998 to 2006. Mr. Dix was appointed to the Board of Directors in December 2007 to fill a vacancy created when the Board increased the number of directors.

Terry A. Feick retired as the Superintendent of Schools for the Washington Court House City Schools in December 2001, a position he had held since 1991. Mr. Feick was interim Principal at Belle Aire School in Washington Court House from August 2007 through December 2008.

Edward D. Goodyear is a Certified Public Accountant and retired in October 2008 as the Treasurer of the Dispatch Printing Company, publisher of the Columbus Dispatch, Columbus, Ohio, a position he had held since 1999. He is also Treasurer of Agricultural Lands, Inc., which is engaged in grain and livestock operations in Ohio with offices in London, Ohio.

Carson K. Miller is the owner of Carson Miller Rare Coins & Currency, an internet-based business.  Dr. Miller retired in 2002 as the President of Washington State Community College in Marietta, Ohio, a position he had held since 1985.

Jeffrey T. Tucker is a Certified Public Accountant and a partner in the accounting firm of Tucker & Tucker, Cambridge, Ohio, a position he has held since 1984.  Mr. Tucker was named Lead Director in February 2009 when Susan J. Insley retired.

                J. Timothy Young, a certified financial planner, is the Senior Vice President of Hamilton Capital Management, Inc, Columbus, Ohio, a position he has held since 2003. From 2000 to 2003, Mr. Young was self-employed as an attorney and consultant representing individuals and businesses.

BOARD MEETINGS, COMMITTEES AND COMPENSATION OF DIRECTORS

The Board of Directors of Camco met five times for regularly scheduled meetings and nine times for special meetings during the year ended December 31, 2008.  Each director attended at least 75% of the aggregate of the total number of the Board of Directors’ meetings and the total number of meetings held by committees on which such director served during 2008.  The Board has determined that each director is independent under Rule 4200(a)(15) of Nasdaq’s listing standards, except Mr. Huston.

The Board of Directors of Camco has a Compensation Committee whose 2008 members were Ms. Insley, Messrs. Feick, Mock and Miller and 2009 members are Messrs. Feick, Mock and Miller. The Compensation Committee reviews and approves the compensation of the Named Executive Officers (except for the Chief Executive Officer, whose compensation is approved by the full Board of Directors) and reviews performance appraisals for the Named Executive Officers, other than the Chief Executive Officer.  The Compensation Committee’s other responsibilities include recommending the compensation to be paid to directors of Camco and its subsidiaries each year.  The Compensation Committee has historically engaged a compensation consultant to provide input on executive compensation issues.  In 2008, Camco did not engage a consultant to set current year salaries but instead, utilized the 2006 data.  The Compensation Committee frequently requests the Chief Executive Officer be present at Committee meetings to discuss Camco’s performance and the performance of individual executives.  Occasionally, other executives may attend a Committee meeting to provide other information.  Executives in attendance may provide their insights and suggestions, but only Compensation Committee members may vote on decisions regarding executive compensation.  The Committee meets in executive session to discuss matters related to the performance and compensation of the Chief Executive Officer.  The Compensation Committee met four times during 2008.

The Board of Directors of Camco has an Audit and Risk Management Committee whose 2008 members were Messrs. Tucker, Dix, Goodyear and Young and 2009 members are Messrs. Goodyear, Dix, and Young. The Board of Directors has determined that each of Messrs. Tucker and  Goodyear  qualifies as a financial expert and both are independent.  The Audit and Risk Management Committee’s responsibilities include selecting an independent registered public accounting firm to audit Camco and its subsidiaries, overseeing the audit of Camco’s financial statements, and evaluating the accounting firm’s performance.  A more detailed description of the Audit Committee’s functions is set forth in its charter.  The Audit and Risk Management Committee met 14 times during 2008.

The Board of Directors of Camco has a Corporate Governance and Nominating Committee whose 2008 members were Ms. Insley and Messrs. Feick and Young and 2009 members are Messrs. Tucker, Feick and Young.  The Corporate Governance and Nominating Committee provides a forum for independent directors to address issues of corporate governance, including the selection of nominees for director, and guides the Board in managing its affairs and operating in a manner that best serves Camco’s stockholders.  The Corporate Governance and Nominating Committee met three times during 2008.

The Board of Directors of Camco has an Executive Committee whose 2008 members were Messrs. Baylor, Feick and Tucker and Ms. Insley.  The 2009 members are Messrs. Feick, Goodyear and Tucker. The Executive Committee provides a forum for exercising the power and authority of the Board of Directors when the Board is not in session, subject to certain limitations.  The Executive Committee did not meet during 2008.

The Compensation, Audit and Risk Management, and Corporate Governance and Nominating Committees each operate pursuant to written charters, which are posted on Camco’s website at www.camcofinancial.com.

Director Compensation

During 2008, each non-employee director of Camco received a retainer of $5,000 for service on the Board of Camco and $1,250 for each Board meeting attended, with one paid absence per year.  Each director of Camco is also a director of Advantage Bank.  During 2008, each non-employee director received a retainer of $6,000 for service on the Board of Advantage Bank and $500 per Board meeting attended, with one paid absence per year.  The lead director also receives an additional $3,000 per year paid semi-annually by each of Camco and Advantage Bank for additional duties performed.  In addition, non-employee directors received a fee of $300 for each scheduled committee meeting attended.  The chair of each committee received an additional fee of $200 or $300 per meeting.  Per meeting fees are not paid for telephonic meetings.  Camco does not pay fees to directors who are also employees.

Directors may receive equity awards based upon Camco’s achievement of certain performance measures.  The performance measures are described under “Compensation Discussion and Analysis” below.  The maximum equity award potential for non-employee directors is equal to the base retainer and Board per meeting fees, which for 2008 totaled $22,000 for each non-employee director. Directors who are also employees are eligible for equity awards based on the same formula as non-employee directors, with the assumption that such director would have received cash compensation to determine the base for the number of options to be awarded.   To determine the number of options to be granted, that amount is multiplied by the percentage of the performance measures met during the year and then divided by the fair market value of Camco’s common stock on the date of grant.  The thresholds established for performance measures in 2008 were not met, so there were no equity awards for fiscal year 2008.

The total compensation paid to each non-employee director is set forth in the table below:

Name	Fees Earned Or Paid in Cash(1)	Total ($)
Mr. A. Dix	$24,550	$24,550
Mr. Feick	25,150	25,150
Ms. Insley	31,450	31,450
Mr. Leake	23,950	23,950
Mr. Miller	23,300	23,300
Mr. Mock	23,650	23,650
Mr. Tucker	27,550	27,550
Mr. Young	25,450	25,450
Mr. Goodyear	24,550	24,550

(1)
Each of the directors contributed, at a minimum, all retainer fees received to the Director Deferred Compensation Plan.  These deferred fees were as follows: Mr. Dix – $24,550; Messrs. Goodyear, Leake, Miller, Tucker, and Young - $11,000; Ms. Insley - $17,000; Mr. Feick - $19,650; and Mr. Mock.- $23,650  Deferred fees are invested in Camco stock that is purchased and held by the Director Deferred Compensation Plan.

Director Stock Ownership Requirements

In accordance with Section 3.13 of the Bylaws, directors must own at least 1,000 shares of Camco’s stock during his or her first year of service on the Board.  The Board believes that each director who has served on the Board for at least five years should, at a minimum, own 5,000 shares of Camco stock or have invested $75,000 in Camco stock, and maintain this minimum investment throughout his or her service on the Board.

EXECUTIVE OFFICERS

The following information is supplied for certain executive officers of Camco and Advantage Bank who do not serve on Camco’s Board of Directors.

James E. Brooks, 36 years, has served as the Senior Vice President, Chief Financial Officer and Treasurer of Camco and Advantage Bank since January 14, 2009.   Mr. Brooks joined Camco in December 2007 as its Chief Audit Officer.  Previously he served from December 2006 through December 2007 as the Risk Manager for JPMorganChase Global Finance in Columbus, Ohio, as well as Audit Officer in JPMorgan Chase’s Corporate Audit department from November, 2004 through December 2006.  Other prior experience in Mr. Brooks’ 16 year banking career includes Bank Controller of United Midwest Savings Bank in DeGraff, Ohio from April, 2004 to November, 2004 and with Bank One as Internal Audit Manager from November, 2001 to April, 2004.

David S. Caldwell, 46 years, has served as the Senior Vice President in charge of retail banking and financial services of Advantage Bank since December 2001.  From July 2001 through December 2001, Mr. Caldwell served as Division President of the Cambridge Division of Advantage Bank.  Mr. Caldwell joined Camco in September 2000 as President and Chief Executive Officer of Westwood Homestead Savings Bank in Cincinnati, Ohio.  Prior to joining Camco, Mr. Caldwell served for three years as a Senior Vice President of Central Carolina Bank & Trust, Durham, North Carolina.

Kristina K. Tipton, 44 years, has served as the Vice President, Principal Accounting Officer of Camco and Advantage Bank since May 2008.  Previously, Mrs. Tipton served as Vice President of Advantage Bank and the Corporate Controller of Camco Financial Corporation from January 2006 to May 2008.  Prior to January 2006, Mrs. Tipton served as AVP Corporate Controller, Assistant Corporate Controller, and was initially hired in July 1999 as Senior Staff Accountant.  Other prior accounting experience in Mrs. Tipton’s 23 years include Treasurer of Caldwell Savings & Loan and Accounting Assistant at Detroit Diesel Remanufacturing- East.

Edward A. Wright, 47 years, has served as the Senior Vice President in charge of operations and information technology of Advantage Bank since December 2001.  Previously, Mr. Wright served as the Vice

President of Operations at Advantage Bank from July 2001 until December 2001.  Mr. Wright joined Cambridge Savings Bank in 1984 and served as Vice President and Chief Operating Officer of Cambridge Savings Bank from 1994 until July 2001.

Departure of Executive Officers

During 2008 and through the early part of 2009, Camco had several executive officers resign.  Effective June 3, 2008,  Eric S. Nadeau resigned as the Chief Financial Officer, Senior Vice President and Treasurer of Camco and Advantage Bank.  On December 16, 2008, Richard C. Baylor resigned as the Chief Executive Officer, President and Chairman of Camco and Advantage Bank.  Mr. Kemper C. Allison resigned as the Senior Vice President and Chief Lending Officer for Advantage Bank effective January 22, 2009.  Finally, on February 27, 2009, Mr. D. Edward Rugg resigned as Executive Vice President and Chief Credit Officer of Advantage Bank.  Although these individuals are no longer employed by Camco, each of them is considered a “Named Executive Officer” (as defined in the Summary Compensation Table below), and, so, we have described their 2008 compensation and certain other information about them in this proxy statement.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes Camco’s compensation philosophy and policies for 2008 that applied to Camco’s Named Executive Officers (as defined in the Summary Compensation Table on page 13).  The CD&A explains the structure and rationale associated with each material element of the Named Executive Officers’ total compensation, and it provides important context for the more detailed disclosure tables and specific compensation amounts provided following the CD&A.

Compensation Philosophy and Objectives

The overall objective of the executive compensation program is to provide competitive levels of compensation that will attract and retain qualified executives and reward individual performance, initiative and achievement, while enhancing overall corporate performance and stockholder value. The program is designed to align senior management compensation with the goals of the Camco business plan by creating strong incentives to manage the business successfully from both a financial and operating perspective. The executive compensation program is structured to accomplish the following specific objectives:

•	Align the interests of management with the interests of the stockholders;
•	Retain key personnel critical to Camco’s long-term success;
•	Emphasize formula-based components, such as incentive plans, in order to better focus management efforts in its execution of the business plan;
•	Clearly motivate management by maintaining pay for performance as an integral component of the overall compensation program by utilizing incentive plans that emphasize corporate success; and
•	Maintain a corporate environment which encourages stability and a long-term focus for both Camco and its management.

Setting Executive Compensation

Compensation Committee

The Compensation Committee reviews and approves the compensation of the Named Executive Officers (except for the Chief Executive Officer, whose compensation is approved by the full Board of Directors) and reviews performance appraisals for the Named Executive Officers other than the Chief Executive Officer.  The Compensation Committee’s other responsibilities include recommending the compensation to be paid to directors of Camco and its subsidiaries each year.  Each of the members of the Compensation Committee is “independent” within the meaning of the listing standards of the NASDAQ, is a “nonemployee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 and is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986.

Role of Executives in Compensation Committee Deliberations

The Compensation Committee frequently requests the Chief Executive Officer to be present at Committee meetings to discuss Camco’s performance and the performance of individual executives.  Occasionally, other executives may attend a Committee meeting to provide pertinent financial, business, operational or legal information.  Executives in attendance may provide their insights and suggestions, but only  Compensation Committee members may vote on decisions regarding executive compensation. The committee  meets in executive session to discuss matters related to the performance and compensation of the Chief Executive Officer.

Compensation Framework

Camco’s business consists primarily of the business of Advantage Bank.  The financial results of Camco are primarily a function of Advantage Bank’s achievement of its goals as set forth in its business plan.  Executives are compensated for their contribution to the achievement of these goals, which benefits the stockholders, customers, employees, and the communities in which Camco operates.

Executive compensation consists of the following components:

•	base salary,
•	performance-based cash incentive plan,
•	performance-based equity compensation,
•	401(k) Salary Savings and Profit Sharing Plans,
•	executive retirement benefits, and
•	other compensation, including perquisites.

During 2008, Mr. Baylor received 70% of his compensation from Advantage Bank and 30% from Camco and Mr. Nadeau, who served as Chief Financial Officer until June 3, 2008, received 60% of his compensation from Advantage Bank and 40% from Camco.  Mrs. Tipton who served as Principal Accounting Officer effective May 27, 2008 received all of her compensation from Camco.  All other Named Executive Officers received all of their compensation from Advantage Bank.

Salary.  Base salary forms the foundation of the compensation program as it represents income not at risk. The Committee believes that base salary should function as an anchor: large enough that the executive is comfortable remaining in Camco’s employ, but not so large as to conflict with the executive’s motivation to work diligently to increase stockholder value. An individual’s base salary is directly related to his or her position, job responsibilities, accountability, performance and past and potential contribution to Camco and its subsidiaries.

The Compensation Committee assesses each Named Executive Officer’s contribution to Camco, his or her skills and experience, and the on-going potential contribution of each Named Executive Officer.  Adjustments to compensation for each Named Executive Officer are then made based upon the performance evaluations conducted by the Chief Executive Officer and reviewed by the Compensation Committee.  Additionally, corporate performance and independent compensation surveys of officers in banks and other public companies are reviewed, taking into account comparable asset bases and geographic locations.  At the end of 2007, the Compensation Committee determined that, based upon Camco’s financial performance, salaries of the Named Executive Officers would not be increased for 2008.

On December 10, 2008, the Board approved Mr. Huston’s salary for 2009 and the Compensation Committee approved the salaries for the other Named Executive Officers to be effective January 1, 2009.  The Compensation Committee and Board of Directors decided not to increase base salaries of Named Executive Officers for 2009 due to Camco’s financial performance in 2008 during a difficult economic environment.

CEO Salary and Incentives

Mr. Huston’s Compensation.  Mr. Huston was hired on December 31, 2008 to replace Mr. Baylor.  The Board of Directors structured Mr. Huston’s compensation to recognize his vast experienced in the banking industry, while aligning the interests of Camco and its stockholders by linking a significant portion of his compensation to Camco’s future performance and increasing stockholder value.

In developing Mr. Huston’s compensation package, the Board consulted with Clark Consulting and Camco’s auditors and legal counsel to gain a better understanding of the careful balance being struck by other financial institutions between executive officers’ base salary and equity compensation in the challenging economy that developed during 2008.  The Board determined that in order to retain Mr. Huston, it must provide him with a reasonable base salary that would acknowledge the depth of his financial institution experience, his proven record of leadership and the crucial responsibilities and duties of a President and Chief Executive Officer.  The Board then determined that it was important to supplement Mr. Huston’s compensation package with stock options and restricted stock awards that would encourage the attainment of Camco’s long-term goals, including increasing stockholder value.  To further this philosophy, the Board decided to emphasize the attainment of the specific goals that Camco establishes each year for its cash and equity incentives, as described below.  Thus, the Board chose to increase Mr. Huston’s cash and equity incentive potential so as to focus his efforts on the performance goals that return value to the stockholders.  With all of these objectives in mind, the Board negotiated the terms of Mr. Huston’s employment agreement on an arms-length basis and determined that the final terms were fair and appropriate.

Performance-Based Cash Incentive Plan.  Camco uses annual cash incentives to focus attention on current strategic priorities and drive achievement of short-term corporate objectives.  Incentive plan awards for the Named Executive Officers are based on the achievement of corporate performance objectives which are established annually by Camco’s Compensation Committee and approved by the Board (excluding Mr. Baylor) at the beginning of each year.  Additional discretionary incentive amounts may also be awarded under the cash incentive plan in recognition of other achievements, such as merger and acquisition activities, which are not part of the established performance objectives.  For 2008, the cash incentive opportunity ranged from 0% to 20% of the Chief Executive Officer’s base salary and 0% to 20% of other executive officers’ base salaries, subject to the percentage of performance measurements achieved. However, thresholds performance goals must be achieved before participants are eligible for any cash and or option incentives. If thresholds performance goals are met the cash award is paid for Camco’s actual performance results that fall between the minimum and maximum annual incentive goals set forth in the table below.  The threshold performance goals for 2008 were:  (1) a risk rating of a 5 or better, (2) non-performing loans to assets of 2.00% or lower, and (3) net income of $5.75 million or $0.80 earnings per share.

The 2008 cash incentive awards were contingent on performance relative to the following five goals:

Corporate Goals	Annual Cash Incentive Goal Ranges
Criteria	Minimum	Maximum	Goal Weighting	Actual Results	Goal Results
Non Performing Loans (% of Assets)	1.25%	2.00%	30%	5.1%	0.00%
Liquidity (Deposit growth – retail / business)	$34 mill.	$42 mill.	25%	$24 mill.	0.00%
Earnings per Share	$0.80	$0.90	20%	$(2.14)	0.00%
Business Loan Growth	$25 mill	$35 mill	15%	$14 mill.	0.00%
Relationships per customer	1.91	1.95	10%	1.93	5.00%
TOTAL			100%		5.00%

After evaluating Camco’s 2008 results, the Compensation Committee determined that the threshold performance goals were not met, so the Named Executive Officers were not eligible for cash or equity incentive awards.

Performance-Based Equity Incentive Plan. Camco uses equity awards to focus attention on strategic priorities and drive achievement of corporate objectives.  This element of the executive compensation program is designed to align the interests of the executive with corporate stockholder objectives since the price performance of Camco’s common stock directly affects the value of these long-term awards. Stock options are awarded based upon the achievement of performance measures.  Camco does not have a formal written policy guiding the timing of equity grants.  However, stock options are typically granted near the end of January each year based on the prior year’s performance.  All options are issued with an exercise price equal to the fair market value of Camco’s stock on the date of grant, have a term of ten years, and vest at the rate of 20% on the date of grant and 20% on the anniversary of the date of grant for each of the next four years. The Compensation Committee has the exclusive authority to determine the timing and conditions of vesting.

The performance goals used to determine option awards are the same as those used for awarding cash incentives.  Each of the Named Executive Officers has a potential stock option award ranging from 0% to a maximum of 100% of the officer’s base salary.  The value of the options to be awarded is calculated as follows:

Base Salary X  Maximum Award Potential %  X  Goal Result %  = $ Value of Option Award

Then, to determine the number of options granted to each individual, the dollar value of the option award is divided by the fair market value of Camco’s stock on the date of grant. The fair value of Camco’s stock on the date of grant is defined as the average of the closing bid and ask prices on that date. The result is the number of shares underlying the option to be awarded to the recipient. For 2008, there were no grants because Camco did not meet the threshold performance goals that were established in December 2007.

Camco desires to motivate and reward executives relative to driving superior future performance, so Camco does not currently consider prior equity-based compensation gains as a factor in determining future compensation levels.

401(k) Salary Savings and Profit Sharing Plans.  Camco matches the first 5% of each employee’s total 401(k) deferral as follows:  100% of the first 3% and 50% of the remaining 2%.  An employee is eligible to make elective deferrals and receive matching contributions immediately upon hire.  Camco’s matching contributions to the 401(k) Salary Savings Plan vest immediately.

Camco also provides a retirement profit sharing contribution to eligible employees’ 401(k) Salary Savings Plan accounts.  The profit sharing contribution is invested as follows:  50% in Camco common stock and 50% in funds selected by the employee. Each employee of Camco who has contributed one year of service or at least 1,000 hours will be eligible to receive a retirement profit sharing contribution to his or her 401(k) plan account subject to the following vesting schedule:

Years of Full-Time Employment	Percent Vested
1 year	0%
2 years	20%
3 years	40%
4 years	60%
5 years	80%
6 years	100%

The retirement profit sharing contribution is based on Camco’s return on average equity (ROAE) ratio for the calendar year.  ROAE is calculated by dividing Camco’s net earnings by average stockholders’ equity each calendar year. Profit sharing contributions are made into employee 401(k) accounts in any year in which the ROAE is 10% or more.  For plan years in which the ROAE is 10% or more, the following contribution schedule shall be followed:

ROAE	% of Annual Salary Contributed to Profit Sharing
10% to 10.99%	1%
11% to 11.99%	2%
12% to 12.99%	3%
13% to 13.99%	4%
14% to 14.99%	5%
15% to 15.99%	6%
16% to 16.99%	7%
17% to 17.99%	8%
18% to 18.99%	9%
19% to 19.99%	10%
20% and higher	11%

Profit sharing contributions were not made to employee accounts for 2008 because Camco’s ROAE was below the threshold of 6.00%

Executive Retirement Benefits.  Except for Messrs. Huston, Nadeau, Allison and Mrs. Tipton, Advantage Bank has Salary Continuation Agreements with each of the Named Executive Officers. These agreements provide that upon termination of employment after the executive reaches age 65, he will receive a monthly payment for 15 years.  This Plan provides for 180 monthly payments following retirement at age 65 and other benefits.  See the Employment and Change of Control Agreements discussion on page 17.  Each of Messrs. Baylor and Rugg will begin receiving benefits under their Salary Continuation Agreements.  Mr. Baylor’s payments will begin in August in the amount of $4,856 per month, and Mr. Rugg’s will begin in September in the amount of $2,485 per month.  Mr. Huston’s Employment Agreement provides that Camco will enter into a Salary Continuation Agreement with him that provides for a termination benefit of $20,000 per year for 15 years, which benefit vests over a five year period at 20% per year beginning on December 31, 2009. That agreement has not been executed.

Except for Messrs. Huston and Nadeau and Mrs. Tipton, each of the Named Executive Officers has entered into an Executive Deferred Compensation Agreement.  Under these agreements, the executive may elect to defer annually a stated maximum amount of his salary until a specified date or until he is no longer employed by Camco.  See the Non-qualified Deferred Compensation Table and discussion on page 16.

Other Compensation. The Named Executive Officers are eligible to participate in Camco’s broad-based employee benefit plans, such as medical, disability and term life insurance programs.

Due to the geographic distance between Camco’s office locations, Camco determined it would be beneficial to provide certain Named Executive Officers either a company car or a car allowance.  Camco provides a company car for Messrs. Huston and Brooks, and, during their employment, provided a car for Messrs. Baylor, Allison and Rugg.  Camco provides a car allowance to Mr. Caldwell.  Camco also pays for country club dues for all Named Executive Officers except for Mrs. Tipton, and paid an additional club membership for Messrs. Huston, Baylor and. Allison.

Flexible payment universal life insurance policies, which are carried on the books of Camco as tax-free earning assets and provide Camco with cost recovery of the benefit provided, have been purchased on the lives of certain employees, including the Named Executive Officers, other than Messrs. Huston and Nadeau and Mrs. Tipton.  Upon the death of one of these Named Executive Officers, a beneficiary named by the executive will receive two times the executive’s base salary for the 12 months preceding the month in which the executive dies, up to a maximum of $300,000.  The current death benefit for these Named Executive Officers is as follows: Messrs. Baylor and Rugg - $300,000; Mr. Caldwell - $288,200; and Mr. Allison - $270,000.

Adjustment or Recovery of Awards

Camco has not adopted a formal policy or any employment agreement provisions that enable recovery, or “clawback,” of incentive awards in the event of misstated or restated financial results.  However, Section 304 of the Sarbanes-Oxley Act does provide some ability to recover incentive awards in certain circumstances.  If Camco is required to restate its financials due to noncompliance with any financial reporting requirements as a result of misconduct, the Chief Executive Officer and Chief Financial Officer must reimburse Camco for (1) any bonus or other incentive- or equity-based compensation received during the 12 months following the first public issuance of the non-complying document, and (2) any profits realized from the sale of securities of Camco during those 12 months.

Tax and Accounting Considerations

Camco takes into account tax and accounting implications in the design of its compensation programs.  Under current accounting rules, Camco must expense the grant-date fair value of share-based awards.  The grant-date fair value of share-based award is amortized and expensed over the service period or vesting period of the grant.

Section 162(m) of the Internal Revenue Code places a limit on the tax deduction for compensation in excess of $1.0 million paid to the chief executive officer and four most highly compensated executive officers of a corporation in a taxable year.  All of the compensation Camco paid in 2008 to the Named Executive Officers is expected to be deductible under Section 162(m). The Compensation Committee retains the flexibility, however, to pay non-deductible compensation if it believes doing so is in the best interests of Camco.

Compensation Committee Interlocks and Insider Participation

During 2008, the Compensation Committee Members were Messrs. Feick, Mock and Miller and Ms. Insley.  None of these members was a current or former executive officer or employee of Camco or one of its subsidiaries or had a reportable business relationship with Camco or one of its subsidiaries.

COMPENSATION COMMITTEE REPORT

In performing its oversight role, the Compensation Committee has considered and discussed the Compensation Discussion and Analysis with executive management.  On April 6, 2009, the Compensation Committee recommended to the Board of Directors that the 2008 CD&A be included in this Proxy Statement.

Respectfully submitted by the members of the Compensation Committee of the Board of Directors:

Terry Feick (Chair)
Carson Miller
Douglas Mock

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth the compensation for the last three fiscal years paid to each CEO and CFO who served during 2008 and to Camco’s three most highly compensated executive officers who received total compensation in excess of $100,000 during 2008 for services rendered to Camco and its subsidiaries (the “Named Executive Officers”):

Name & Principal Position	Year	Salary ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation(5) ($)	Total ($)
James E. Huston President, CEO and Chairman	2008	1,135	-	-	-	-	1,135
Kristina K. Tipton Principal Accounting Officer	2008	77,139	3,071	1,812	-	3,086	85,108
David S. Caldwell SVP Retail Banking	2008 2007 2006	144,100 144,100 144,100	5,389 7,598 7,310	- - 4,477	34,232 29,688 21,907	16,139 15,866 16,051	199,860 197,252 193,845
Richard C. Baylor Frmr. President, CEO and Chairman(4)	2008 2007 2006	262,500 262,500 262,500	4,762 17,820 48,197	- - 13,592	193,344 170,741 128,133	14,224 15,187 14,750	474,830 466,248 476,172
Eric S. Nadeau(4) Frmr. SVP, CFO, Treasurer	2008 2007	59,452 119,952	1,602 1,428	- -	- -	2,172 3,216	63,226 124,596
Kemper C. Allison(4) Frmr. SVP, Chief Lending Officer	2008 2007	178,386 165,859	2,957 3,124	- -	- -	11,377 10,290	192,720 179,273
D. Edward Rugg(4) Frmr. Secretary, EVP, Chief Credit Officer	2008 2007 2006	176,200 176,200 176,200	9,194 13,730 13,212	- - 6,386	55,018 48,906 39,497	7,810 9,545 10,128	248,222 248,381 245,423

(1)
The amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with FAS 123(R) of awards pursuant to the stock option plans and, thus, include amounts from awards granted in and prior to 2008. Assumptions used in the calculation of these amounts are discussed in “Note A-11. Stock Option Plans” to Camco’s audited financial statements for the fiscal year ended December 31, 2008, which are included in Camco’s Annual Report on Form 10-K for the same period.

(2)
No awards were made under the 2008 performance-based cash incentive plan for the reasons discussed in the CD&A above.  The values represent the annual incentives earned in the respective fiscal year although it is paid in the early part of the following year under the terms of the annual cash incentive plan.

(3)
Camco has Salary Continuation Agreements with Messrs. Baylor,  Rugg and Caldwell.  The amounts listed reflect the 2008 change in the actuarial present value of the accumulated benefits under these agreements. Additional information on earnings on deferred compensation agreements is on page 16.

(4)	Resigned. See “Departure of Executive Officers” above.
(5)	The amounts listed include the following benefits and perquisites:

All Other Compensation – Fiscal Year 2008
	401(k) Matching Contribution	Car Allowance	Club Dues	Commissions	Split Dollar Life Insurance	Total
Richard C. Baylor	$7,875	$3,427	$2,571	$-	$351	$14,224
James E. Huston	-	-	-	-	-	-
Eric S. Nadeau	1,189	-	983	-	-	2,172
D. Edward Rugg	4,388	91	2,991	-	340	7,810
David S. Caldwell	5,152	$7,800	2,991	-	196	16,139
Kemper C. Allison	5,207	847	3,910	-	-	11,377
Kristina K. Tipton	3,086	-	-	-	-	3,086

Camco had an employment agreement with Mr. Baylor and has one with Mr. Huston.  Camco currently has a Change of Control Agreement with Mr. Caldwell and Ms. Tipton, and, until their resignation, had one with Messrs. Nadeau, Allison and Rugg.  The material terms of these agreements are described in detail under the heading “Employment and Change of Control Agreements” on page 17.

Grants of Plan-Based Awards

The following table summarizes each grant of an incentive plan award made to Camco’s Named Executive Officers during 2008.

Name	Grant Date	Estimated Possible Payouts Under Non- Equity Incentive Plan Awards	Estimated Possible Payouts Under Equity Incentive Plan Awards	Exercise or Base Price of Option Awards ($/Share)(2)	Grant Date Fair Value Of Stock and Option Awards
		Maximum(1) ($)	Maximum(1) (#)
Richard C. Baylor	January 22, 2008	82,500	29,428	$8.92	$5,721
Eric S. Nadeau	January 22, 2008	27,000	15,135	8.92	1,362
Kristina K. Tipton	January 22, 2008	10,970	3,587	8.92	393
D. Edward Rugg	January 22, 2008	35,240	19,753	8.92	2,880
David S. Caldwell	January 22, 2008	28,820	16,155	8.92	1,570
Kemper C. Allison	January 22, 2008	27,000	15,135	8.92	1,253

(1)	Under the annual cash and equity incentive plans the threshold awards are $0.
(2)
The stock options were granted to Named Executives at an exercise price of $8.92 under the Camco 2002 Equity Incentive Plan, which defines “fair market value” as the average of the closing bid and ask prices on the date of grant. All of these awards were incentive stock options.

Outstanding Equity Awards At Fiscal Year-End

The following table details unexercised stock option awards for the Named Executive Officers at December 31, 2008 (footnotes on page 16.)

Name	Number Of Securities Underlying Unexercised Options (#) Exercisable	Number Of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price($)	Option Expiration Date	100% Vesting Date (1)
Richard C. Baylor	16,810		$16.13	01/21/13	01/22/07
	5,042		$17.17	01/27/14	01/27/08
	15,752		$16.51	01/27/15	01/27/05*
	15,584		$14.10	02/01/16	02/01/06*
	2,031		$14.16	02/01/16	02/01/06*
	4,402		$12.35	01/23/17	01/23/07*
	1,972	7,892	$8.92	01/22/18	01/22/12
David S. Caldwell	2,500		$9.75	09/28/10	09/28/00
	2,500		$11.36	11/20/11	11/20/01
	4,851		$16.13	01/22/13	01/22/07
	1,426		$17.17	01/27/14	01/27/08
	2,480	620	$16.51	01/27/15	01/27/09
	2,818	1,879	$14.10	02/01/16	02/01/10
	483	725	$12.35	01/23/17	01/23/11
	541	2,166	$8.92	01/22/18	01/22/12
D. Edward Rugg	2,834		$14.65	11/23/08	11/24/98*
	8,741		$16.13	01/22/13	01/22/07
	2,610		$17.17	01/27/14	01/27/08
	4,432	1,108	$16.51	01/27/15	01/27/09
	5,130	3,420	$14.10	02/01/16	02/01/10
	886	1,330	$12.35	01/23/17	01/23/11
	993	4,966	$8.92	01/22/18	01/22/12
Kemper C. Allison	1,000		$12.98	07/26/11	07/26/01*
	1,700		$14.55	05/24/12	05/24/02*
	1,494		$16.13	01/22/13	01/22/07
	500		$17.17	01/27/14	01/27/08
	2,000	500	$16.51	01/27/15	01/27/09
	1,125	750	$14.10	02/01/16	02/01/10
	192	290	$12.35	01/23/17	01/23/11
	432	1,728	$8.92	01/22/18	01/22/12
Kristina K. Tipton	709		$16.13	01/22/13	01/22/07
	211		$17.17	01/27/14	01/27/08
	800	200	$16.51	01/27/15	01/27/09
	1,755	1,170	$14.10	02/01/16	02/01/10
	118	178	$12.35	01/23/17	01/23/11
	135	542	$8.92	01/22/18	01/22/12

*	Options were immediately exercisable on grant date
(1)
Unless otherwise noted, all grants are subject to four year service vesting (20% immediately, and 20% each of the following four years).  Unlike the other Named Executive Officers, grants made to Mr. Baylor in 2005, 2006 and 2007 vested 100% immediately; the decision to immediately vest Mr. Baylor’s grants was based on an Internal Service Revenue Code 280G assessment and analysis.

Pension Benefits

The following table details post-retirement pension benefit plans for certain of the Named Executive Officers who have salary continuation agreements with Camco.

Name	Present Value of Accumulated Benefit ($)
Richard C. Baylor	905,525
D. Edward Rugg	287,243
David S. Caldwell	151,084

Under the Salary Continuation Agreements, upon termination of employment after the Named Executive Officer reaches age 65, such Named Executive Officer will receive the following annual amounts, divided into 12 monthly payments, for 15 years: Mr. Baylor - $410,100; Mr. Rugg - $98,300; and Mr. Caldwell - $140,900.  The normal retirement age is defined as age 65. The agreements also incorporate a ten-year vesting schedule and include provisions for early termination, termination for cause, disability, death, and change of control.  Refer to the post-termination narrative below for more detail.  The present value of the accumulated benefit for each officer is the accrual balance as of December 31, 2008.  The accrual balance under the 2002 Salary Continuation Agreements is determined using a discount rate of 6.00%.

Non-qualified Deferred Compensation

The following table summarizes contributions to and earnings on non-qualified deferred compensation plans:

Name	Executive Contributions in Fiscal 2008	Aggregate Earnings in Fiscal 2008	Aggregate Balance at December 31, 2008
Richard C. Baylor	-	$6,553	$180,825
D. Edward Rugg	$30,000	9,139	257,596
Kemper C. Allison	5,000	881	26,884
David S. Caldwell	15,310	5,701	165,226

Each of the Named Executive Officers, except for Mr. Nadeau, has entered into an Executive Deferred Compensation Agreement under which he may elect to defer annually a stated maximum amount of his salary and cash incentives until a specified date or until he is no longer employed by Camco.  The maximum annual amount of deferral permitted is as follows: Messrs. Baylor and Rugg - $30,000; Messrs. Caldwell and Allison - $25,000.  The interest accrued in 2008 on each Named Executive Officer’s individual plan account balance is provided in the table above.  Interest is credited on the deferral amounts at an annual rate equal to 75% of Camco’s ROAE rate for the preceding year, not to exceed an ROAE of 20%.  The actual interest rate credited for 2008 was 3.74% as Camco’s 2007 ROAE was 4.98%.  Camco does not make any contributions to the executives’ deferred accounts and no withdrawals or distributions have been made from these accounts.

EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

Camco entered into an employment agreement with Mr. Huston  on December 31, 2008. The term of the Agreement provides for daily renewal so that the remaining unexpired term of the Agreement is always 24 months.  The term continues to renew until Camco gives Mr. Huston written notice of non-renewal.  Then, the employment term ends on the date that is 24 months after the notice, unless the parties agree that the employment term ends on an earlier date.  Each year through the employment term, the amount of Mr. Huston’s annual salary will be reviewed by the Board or a committee.  The agreement provides for a base salary of not less than $295,000 and a performance review not less often than annually. The agreement also provides for the inclusion of Mr. Huston in any formally established employee benefit, bonus, pension and profit-sharing plans for which senior management personnel are eligible and provides for vacation and sick leave.

Under the agreement, Mr. Huston is entitled to participate in Camco cash and equity incentive plans which provide for the payment of certain bonuses upon the achievement of corporate performance objectives.  His potential cash award will range from 0% to 150% of this base salary and he will be eligible to earn an equity award of options for shares equaling up to 200% of his base salary.  In accordance with the agreement, Camco and Mr. Huston also will enter into a salary continuation agreement that provides for a termination benefit of $20,000 per year for 15 years, which benefit vests over a five year period at 20% per year beginning on December 31, 2009.

Upon a termination of employment after a Change of Control (as defined in the agreement), Mr. Huston will be entitled to an amount equal to two times his “base amount” as such term is defined in Section 280G of the Internal Revenue Code, with an additional amount not to exceed .99 times the “base amount” that may be awarded at the discretion of the Camco Board.  This payment may be reduced under certain conditions described in the agreement.  In addition, upon a Change of Control, Mr. Huston will be entitled to continued health, life and disability insurance benefits until the earliest of 18 months or the date on which he is eligible to be included in another employer’s benefit plans.

If Camco terminates Mr. Huston for other than Just Cause (as defined in the agreement) and not in connection with a Change of Control, Camco will pay to Mr. Huston a lump sum equal to his then current annual salary for the number of months remaining in the agreement and provide him with health, life and disability insurance until the earliest of 18 months, the end of the term of the agreement or the date on which he is eligible to be included in another employer’s benefit plans.

During Mr. Huston’s employment and for a period of 24 months after his termination, Mr. Huston has agreed that he will not compete with Camco nor solicit any of its customers or employees.

Camco had an employment agreement with Mr. Baylor for a term ending January 31, 2011. The agreement provided for a base salary of not less than $262,500 and a performance review not less often than annually, at which time the Board of Directors could extend the term of the agreement. The agreement also provided for the inclusion of Mr. Baylor in any formally established employee benefit, bonus, pension and profit-sharing plans for which senior management personnel are eligible and provides for vacation and sick leave. This agreement was terminated in connection with his resignation.

During 2008, Camco had change of control agreements with Messrs. Rugg, Caldwell and Allison and Mrs. Tipton. Messrs. Rugg and Allison’s agreements were terminated in 2009 upon their resignation. Each agreement is for a term of one year with an expiration date of January 31, 2010, and provides for annual performance reviews by the Board of Directors, at which time the Board of Directors may extend the agreement for an additional one-year period.  The agreements provide for an annual salary effective January 1, 2009, as follows:  Mr. Caldwell - $144,100, and Mrs. Tipton - $80,000.  These agreements are described in greater detail below.

The Salary Continuation Agreements for Messrs. Baylor, Rugg, and Caldwell discussed above under “Pension Benefits” have non-compete provisions.  These non-compete provisions would not apply following a change of control.  In the event of Termination of Employment (meaning that the executive ceases to be employed by Camco for any reason, voluntary or involuntary, other than by reason of a leave of absence approved by Camco), Camco shall not pay any benefits under the Salary Continuation Agreements if the executive engages in, becomes interested in, directly or indirectly, as a sole proprietor, as a partner in a partnership, or as a substantial shareholder in a corporation, or becomes associated with, in the capacity of employee, director, officer, principal, agent, or trustee, any enterprise conducted within a 50 mile radius of the location of any facility of which Camco conducts its business, which enterprise is, or may be deemed to be, competitive with any business carried on by Camco as of the date of termination of the executive’s employment or retirement.

The discussion and tables below reflect the estimated amount of compensation that each of the Named Executive Officers of Camco would be entitled to in the event of termination of such executive’s employment.  The amounts shown assume a termination date of December 31, 2008.  Amounts do not include compensation and benefits available to all of Camco’s general employees on a non-discriminatory basis.  “COC” refers to a change of control event, as defined by the agreement with each officer.  All agreements have been updated to be compliant with IRC Section 409A.  At the time of separation from service, if a Named Executive Officer is considered a specified employee as defined under IRC Section 409A, payments will start on the first day of the seventh month following separation from service vs. the payment schedule otherwise noted.

Compensation and/or Benefits Payable Upon Termination	Camco Terminates Employment for Any Reason Other Than Just Cause or Executive Terminates for Good Reason in Connection With or Within One Year of a COC (1)	Camco Terminates Employment for Any Reason Other Than Just Cause or Executive Terminates for Good Reason In Connection With or Within One Year of a COC (2)	Camco Terminates Employment for Reasons Other Than Just Cause, COC, Death or Medically Diagnosable Condition	Camco Terminates Employment for a Medically Diagnosable Condition
James E. Huston
2.99 Times Base Amount	$882,050	na	na	na
1.5 Times Base Amount	na	$442,500	na	na
Health, Life & Disability Benefits (18 months)	1,373	1,373	$ 1,373	na
2 Times Salary (Remaining Term of 24 months)	na	na	590,000	na
50% of Salary	na	na	na	$147,500
TOTAL	$883,423	$443,873	$591,373	$147,500

Camco Terminates Employment for Any Reason Other than Just Cause or Executive Terminates for Good Reason in Connection With or Within One Year of a COC (Mr. Huston)

(1) As specified in Mr. Huston’s employment agreement, if in connection with or within one year of a COC, Camco terminates his employment for any reason other than just cause, or if the executive terminates for good reason, he will receive two times the base amount as defined by IRC Section 280G within 30 days following termination.  An additional 0.99 times the base amount may be awarded at the board’s discretion.  In the table, we show the maximum amount possible (2.99 times the base amount).

(2) If a COC occurs prior to December 31, 2010 and the value of the total stock and cash consideration to be received in exchange for a share of common stock is less than $8.00, then the payment will be one times the base amount.  An additional 0.5 times the base amount may be awarded at the board’s discretion.  In the table, we show the maximum amount possible (1.5 times the base amount).

In addition, Mr. Huston will be entitled to the continuation of health, life and disability insurance benefits substantially equal to those being provided immediately prior to the COC at Camco’s expense until the earliest of i) 18 months or ii) the date Mr. Huston is eligible for another employer’s benefit plans as a full-time employee (we assume 18 months).  Payments shown in the table above are reduced to the maximum amount which may be paid under Section 280G without triggering excise taxes per the agreement (if applicable).  The following items are not included in the table above as they were not in place as of December 31, 2008:  salary continuation agreement, stock options, and restricted stock.  As specified in his employment agreement, Camco will provide Mr. Huston a salary continuation agreement that provides a benefit upon full vesting and the termination of the employment term of $20,000 per year for 15 years.  On January 23, 2009, Mr. Huston was granted 75,000 stock options at an exercise price of $2.50 per share.  These stock options are immediately exercisable.  On January 23, 2009, Mr. Huston was granted 50,000 shares of restricted stock that vest 25% per year over four years.

Camco Terminates Employment for Reasons Other than Just Cause, COC, Death, or Medically Diagnosable Condition (Mr. Huston)

As specified in Mr. Huston’s employment agreement, if Camco terminates his employment for reasons other than just cause, COC, death, or a medically diagnosable condition, he will receive a lump sum payment equal to his current salary for the number of months remaining in the employment term (24 months) within 90 days following termination.  In addition, Mr. Huston will be entitled to the continuation of health, life and disability insurance benefits substantially equal to those being provided at the date of termination at Camco’s expense until the earliest of i) 18 months, ii) the end of the employment term (24 months), or iii) the date Mr. Huston is eligible for another employer’s benefit plans as a full-time employee (we assume 18 months).

Camco Terminates Employment for a Medically Diagnosable Condition (Mr. Huston)

As specified in Mr. Huston’s employment agreement, if Camco terminates his employment because of a medically diagnosable condition, he will receive a lump sum payment equal to 50% of his current salary within 90 days following termination.  At Mr. Huston’s expense, Camco shall provide health, life, and disability benefits substantially equal to those being provided at the date of termination until the earlier of i)18 months or ii) when he is employed full-time by another employer.

Compensation and/or Benefits Payable Upon Termination	Termination Effective 1-2-2009
Richard C. Baylor
Salary for One Year	$ 262,500
Unused Vacation	9,087
Separation Pay	50,000
Health Benefits (18 months)	26,160
Deferred Compensation Arrangement	180,825
Salary Continuation Agreement	650,043
TOTAL	$1,178,614

As specified in Mr. Baylor’s resignation and general release agreement, he received a lump sum payment including the sum of one year’s salary ($262,500), unused vacation ($9,087), and a separation payment ($50,000) on January 2, 2009.  Camco will continue his present health insurance coverage for the shorter period of 18 months from the date of separation from employment or until he is hired into new employment (we assume 18 months).  From his deferred compensation agreement, he will receive his deferral account balance of $180,825 paid monthly in 180 equal installments starting on August 1, 2009.  Camco will credit interest on the balance at an annual rate equal to the lesser of the effective federal funds rate on the first business day of each installment period or 75% of Camco’s ROE (not to exceed 20% ROE).  From his salary continuation agreement, he will receive his early termination benefit of $65,882 paid monthly for 15 years starting on August 1, 2009.  The present value of this payment as of December 31, 2008 using a 6% discount rate is $650,043.  Mr. Baylor may continue other fringe benefits that he used while employed at Camco at his own expense.  Also at his own expense, he may continue his split dollar life insurance plan.

Compensation and/or Benefits Payable Upon Termination	Resignation Effective 2-27-2009
D. Edward Rugg
Separation Pay	$ 70,000
Unused Vacation	1,355
Medical Benefits (7 months)	5,114
Deferred Compensation Arrangement	257,552
Salary Continuation Agreement	307,241
TOTAL	$641,263

As specified in Mr. Rugg’s separation and mutual release agreement, he received a lump sum payment including separation pay ($70,000) and unused vacation ($1,355) on March 15, 2009.  Camco will pay his COBRA medical expenses until September 30, 2009.  From his deferred compensation agreement, he will receive his deferral account balance of $257,552 paid monthly in 180 equal installments starting on September 1, 2009.  Camco will credit interest on the balance at an annual rate equal to the lesser of the effective federal funds rate on the first business day of each installment period or 75% of Camco’s ROE (not to exceed 20% ROE).  From his salary continuation agreement, he will receive his early termination benefit of $31,139 paid monthly for 15 years starting on September 1, 2009.  The present value of this payment using a 6% discount rate is $307,241.  Mr. Rugg may continue other fringe benefits that he used while employed at Camco at his own expense.  Also at his own expense, he may also continue his split dollar life insurance plan.

Compensation and/or Benefits Payable Upon Termination	Resignation Effective 1-22-2009
Kemper C. Allison
4 Months Salary	45,000
Separation Pay	17,500
Unused Vacation	779
Deferred Compensation Arrangement	27,301
TOTAL	90,580

As specified in Mr. Allison’s resignation and general release agreement, he received a lump sum payment including four months’ salary ($45,000), separation pay ($17,500) and unused vacation ($779) on February 12, 2009.  From his deferred compensation agreement, he will receive his deferral account balance of $27,301 paid monthly in 180 equal installments starting on August 1, 2009.  Camco will credit interest on the balance at an annual rate equal to the lesser of the effective federal funds rate on the first business day of each installment period or 75% of Camco’s ROE (not to exceed 20% ROE).  Mr. Allison may continue other fringe benefits that he used while employed at Camco at his own expense.  Also at his own expense, he may also continue his split dollar life insurance plan.

Compensation and/or Benefits Payable Upon Termination	Early Termination	Camco Terminates Employment for Any Reason Other Than Just Cause - Prior to or After COC & Voluntary Termination for Good Reason - After a COC	Voluntary Termination – After COC	Disability	Death
Kristina K. Tipton
1 Times Annual Compensation & Health Insurance	na	80,000	na	na	na
Intrinsic Value of Unvested Stock Options[1]	na	0	0	0	0
TOTAL	na	80,000	0	0	0
David S. Caldwell
2 Times Annual Compensation & Health Insurance	na	300,371	na	na	na
Salary Continuation Benefit[2]	94,481	62,994	62,994	62,994	1,369,700
Split Dollar Life Insurance Death Benefit	na	na	na	--[3]	288,200
Intrinsic Value of Unvested Stock Options[1]	na	0	0	0	0
TOTAL	94,481	363,365	62,994	62,994	1,657,900

(1)	All options outstanding on December 31, 2008 were underwater and had no intrinsic value.
(2)
The Salary Continuation Plan value under Early Termination is the present value of the benefit payment.  For all other termination scenarios, incremental values are shown (i.e., the difference between the present value of the benefit less the vested amount under Early Termination).

(3)	Upon disability, after completing 15 years of service, the employee shall have the option to continue the split dollar life insurance policy.

Early Termination

Under his Salary Continuation Agreement, Mr. Caldwell is eligible for an early termination benefit.  Early termination is defined as the termination of employment (voluntary or involuntary) before normal retirement age (65) for reasons other than death, disability, termination for cause, or following a change of control.  Mr. Caldwell will receive monthly payments starting the month following termination for 15 years.  The annual projected benefit is $9,092.

Camco Terminates Employment for Any Reason Other Than Just Cause - Prior to or After COC & Voluntary Termination for Good Reason – After COC

As specified in the change of control agreements for Ms. Tipton and Mr. Caldwell, if the officer is terminated by Camco for any reason other than just cause, within six months prior to a change of control, or within one year after a change of control, Camco will pay (1) the officer an amount equal to two times annual compensation (one times for Ms. Tipton) and (2) the premiums required to maintain coverage under the health insurance plan in which the officer is a participant immediately prior to the change of control until the earlier of (i) the second anniversary of the termination (first anniversary of the termination for Ms. Tipton) or (ii) the date the officer is included in another employer's benefit plans.  Camco defines annual compensation as base salary.  The officer will also be entitled to payments if he/she voluntarily terminates his/her employment within twelve months following a change of control under the general definition of good reason, which is defined in the agreements as:  (1) the capacity or circumstances in which the officer is employed are changed (including, without limitation, a reduction in responsibilities or authority, or a reduction in salary; (2) the officer is required to move his personal residence, or perform his principal executive functions, more than thirty-five miles from his primary office as of the date of the agreement; or (3) Camco otherwise breaches the agreement.  Payments shown in the table above are reduced to the maximum amount which may be paid under Section 280G without triggering excise taxes (if applicable).  As specified in the Salary Continuation Agreement for Mr. Caldwell, benefits are only payable to the extent they would not create an excise tax under Section 280G.  Mr. Caldwell would receive the full change of control benefit, as this benefit would not trigger an excise tax under Section 280G.  The annual projected benefit under this plan is $15,154.  Stock options granted under the Camco Financial Corporation 2002 Equity Incentive Plan accelerate and become immediately exercisable in the event of a change in control.  The Named Executive Officers’ unvested stock options currently do not have any intrinsic value (because the grant price is greater than the 12-31-2008 stock price).

Voluntary Termination - After COC

As specified in the Salary Continuation Agreement, Mr. Caldwell will receive monthly payments starting the month following termination for 15 years.  The annual projected benefit under the plan is $15,154.  The benefit is only payable up to the amount that would not trigger an excise tax under Section 280G.

Disability

Under his Salary Continuation Agreement, Mr. Caldwell will receive monthly payments starting the month following termination for 15 years.  The annual projected benefit under this plan is $15,154.  Stock options granted under the Camco Financial Corporation 2002 Equity Incentive Plan accelerate and become immediately exercisable upon a termination as a result of disability.  In the event of termination for reason of disability, after completing 15 years of service, Mr. Caldwell has the option to continue his split dollar life insurance policy.

Death

Under his Salary Continuation Agreement, Mr. Caldwell’s beneficiary will receive monthly payments starting the month following death for 15 years.  The annual projected benefit under this plan is $140,900.  Stock options granted under the Camco Financial Corporation 2002 Equity Incentive Plan accelerate and become immediately exercisable upon death.  Mr. Caldwell’s beneficiary will receive the death benefits from the split dollar life insurance policies.

Termination For Cause

If Camco terminates any of the Named Executive Officers for cause, Camco shall have no obligations to the executive after the date of termination.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table details beneficial owners of more than 5% of Camco’s common stock on the Voting Record date, April 3, 2009:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Tontine Financial Partners, L.P. 55 Railroad Avenue Greenwich, CT 06830(1)	533,798	7.46%
Ryan Heslop Firefly Value Partners, LP FVPGP, LLC Firefly Management Company GP, LLC FVP Master Fund, L.P. FVP US-Q, LP c/o dms Corporate Services, Ltd. PO Box 1344 dms House 20 Genesis Close Grand Cayman, KY 1-1108 Cayman Islands(2)	691,488	9.66%

(1)	Based on a Schedule 13G filed on February 13, 2009, Tontine reported shared power to vote and invest shares.
(2)	Based on a Schedule 13G/A filed on February 10, 2009, this group reported shared power to vote and invest these shares.

The following table sets forth certain information regarding the number of shares of common stock of Camco beneficially owned by each incumbent director and nominee of Camco and by all directors and executive officers of Camco as a group as of the Voting Record Date:

Name and address(1)	Sole voting and investment power(2)	Shared voting and/or investment power	Percentage of shares outstanding
Paul D. Leake(3)	67,565	20,565	1.23%
James E. Huston	75,000	-	1.04
Edward A. Wright	46,444	3,939	*
David S. Caldwell	31,961	10,899	*
Jeffrey T. Tucker(4)	29,957	3,836	*
Edward D. Goodyear	16,137	14,503	*
Carson K. Miller	7,441	3,836	*
Kristina K. Tipton	7,368	-	*
Terry A. Feick	5,742	12,079	*
James E. Brooks	5,500	-	*
Douglas F. Mock	5,742	5,002	*
J. Timothy Young	942	2,092	*
Andrew S. Dix	-	718	*

All directors and executive officers as a group (14persons)	299,799	77,469	5.17%

*	Less than 1% of the outstanding shares.

(1)	Each of the persons listed in this table may be contacted at the address of Camco, 6901 Glenn Highway, Cambridge, Ohio 43725.
(2)
Includes the following number of shares that may be acquired upon the exercise of options:  Mr. Huston – 75,000; Mr. Brooks – 5,500; Mr. Feick – 5,742;  Mr. Leake –5,742; Mr. Miller – 5,742; Mr. Mock – 742; Mr. Tucker – 5,742; Mr. Young – 742; Mr. Wright – 12,941; Mr. Caldwell – 19,940 and Mrs. Tipton – 4,707.

(3)	Mr. Leake has pledged 38,548 shares of Camco stock as security for a loan from a lender not affiliated with Camco.
(4)	Includes 8,406 shares in a revocable trust that Mr. Tucker has investment authority over. Mr. Tucker disclaims pecuniary beneficial interest in these shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Camco’s executive officers and directors, and persons who own more than ten percent of Camco’s common stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and to provide Camco with a copy of such form.  Based on Camco’s review of the copies of such forms it has received, Camco believes that its executive officers and directors complied with all filing requirements applicable to them with respect to transactions during the fiscal year ended December 31, 2008, except that Mr. Wright filed a late Form 4 reporting two transactions.

RELATED PERSON TRANSACTIONS

Some of the directors and executive officers of Camco have banking relationships with Advantage Bank.  All loans made to directors and executive officers (i) were made in the ordinary course of business; (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Camco; and (iii) did not involve more than the normal risk of collectability or present other unfavorable features.

The Board of Directors review all related party transactions. All loans to directors and executive officers are approved by a majority of the independent directors even though such loans are not made on favorable terms. Camco does not make any commercial loans to directors or other executive officers. The Code of Ethics provides that if any director or executive officer has an interest in a transaction involving Camco, it must be reported to the Audit Committee. The Audit Committee will determine if a conflict exists and the disinterested directors will approve or disapprove the transaction.

AUDIT AND RISK MANAGEMENT COMMITTEE REPORT

The Audit and Risk Management Committee of the Board of Directors of Camco is comprised of four directors, all of whom are considered “independent” under Rule 4200(a)(15) of Nasdaq’s listing standards.  The committee is responsible for overseeing Camco’s accounting functions and controls, as well as selecting an accounting firm to audit Camco’s financial statements.  The committee has adopted a charter. The committee has the sole authority to select, compensate, oversee, evaluate and, where appropriate, replace Camco’s independent registered public accounting firm. Additionally, the charter requires the committee to review and approve in advance any audit and non-audit services to be provided by the Company’s independent registered public accounting firm, other than “prohibited non-auditing services.” The committee has the sole authority to make these approvals, although such approval has been delegated to the Chairman of the committee, Mr. Tucker. Any actions taken by the chairman are subsequently presented to the committee for ratification. The committee approved all services provided by Plante & Moran, PLLC (“Plante Moran”) in 2008.

The Audit and Risk Management Committee has developed procedures for the receipt, retention and treatment of complaints received by Camco from stockholders regarding accounting, internal accounting controls, auditing or other matters and a process for receiving and investigating confidential, anonymous submission of concerns regarding questionable accounting, auditing or other matters by employees of Camco. These procedures are available on Camco’s website: www.camcofinancial.com.

The Audit and Risk Management Committee received and reviewed the report of Plante Moran regarding the results of their audit as well as the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence.  The Audit and Risk Management Committee determined that the provision by Plante Moran of the services included in the table below under “All Other Fees” is comparable with maintaining Plante Moran’s independence.  The committee reviewed the audited financial statements with the management of Camco.  A representative of Plante Moran also discussed with the committee the independence of Plante Moran from Camco, as well as the matters required to be discussed by Statement of Auditing Standards No. 114, as may be amended from time to time.  Discussions between the committee and the representative of Plante Moran included the following:

•	Plante Moran’s responsibilities in accordance with standards of the Public Company Accounting Oversight Board
•	The initial selection of, and whether there were any changes in, significant accounting policies or their application
•	Management’s judgments and accounting estimates
•	Whether there were any significant audit adjustments
•	Whether there were any disagreements with management
•	Whether there was any consultation with other accountants
•	Whether there were any major issues discussed with management prior to Plante Moran’s retention
•	Whether Plante Moran encountered any difficulties in performing the audit
•	Plante Moran’s judgments about the quality of Camco’s accounting principles
•	Plante Moran’s responsibilities for information prepared by management that is included in documents containing audited financial statements

Based on its review of the financial statements and its discussions with management and the representative of Plante Moran, the Audit and Risk Management Committee did not become aware of any material misstatements or omissions in the financial statements.  Accordingly, the Audit and Risk Management Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2008.

Jeffrey T. Tucker, Chairman
Andrew S. Dix
Edward D. Goodyear
J. Timothy Young

SELECTION OF AUDITORS

The Audit and Risk Management Committee has selected Plante Moran as the independent registered public accounting firm for Camco for the 2009 fiscal year. The Audit and Risk Management Committee expects that a representative from Plante Moran will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires, and will be available to respond to appropriate questions from stockholders.

AUDIT FEES

The aggregate fees billed by Plante Moran to Camco for the years ended December 31, 2008 and 2007, are as follows:

	2008	2007

Audit Fees	$222,525	$219,125
Audit Related Fees	7,885	0
Tax Fees (1)	33,000	30,000
All Other Fees (2)	8,500	8,000
Total Fees	$271,910	$257,125

(1)	Includes fees for tax compliance, tax planning, and tax advice that do not impair the independence of the auditor and that are consistent with the SEC’s rules on auditor independence.

(2)	These fees were incurred for the audit of Camco’s employee benefit plans.

PROPOSALS OF STOCKHOLDERS AND COMMUNICATION WITH THE BOARD

Any proposals of stockholders intended to be included in Camco’s proxy statement for the 2010 Annual Meeting of Stockholders (other than nominations for directors, as explained herein at “ELECTION OF DIRECTORS”) should be sent to Camco by certified mail and must be received by Camco not later than December 7, 2009.  In addition, if a stockholder intends to present a proposal at the 2010 Annual Meeting without including the proposal in the proxy materials related to the meeting, and if the proposal is not received by March 3, 2010, then the proxies designated by the Board of Directors of Camco for the 2010 Annual Meeting of Stockholders of Camco may vote in their discretion on any such proposal any shares for which they have been appointed proxies without mention of such matter in the proxy statement or on the proxy card for such meeting.

Camco’s Board of Directors has adopted a formal process by which stockholders may communicate with the Board.  Stockholders who wish to communicate with the Board may do so by sending written communications directly to the attention of the Corporate Governance and Nominating Committee of Camco Financial Corporation at 6901 Glenn Highway, Cambridge, Ohio, 43725.

Management knows of no other business which may be brought before the Annual Meeting.  It is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with their best judgment on any other matters which may be brought before the Annual Meeting.

YOUR VOTE IS IMPORTANT.  WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO FILL IN, SIGN AND RETURN THE PROXY CARD IN THE ENCLOSED SELF-ADDRESSED POSTAGE PAID ENVELOPE OR VOTE OVER THE INTERNET OR BY TELEPHONE.

By Order of the Board of Directors

April 6, 2009	Sharon K. Chorey, Asst. Corporate Secretary

REVOCABLE PROXY
Camco Financial Corporation
ANNUAL MEETING OF STOCKHOLDERS
May 19, 2009
3:00 p.m. Eastern Time
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder of record hereby appoints Jeffrey T. Tucker and Edward D. Goodyear, and either of them, with full power of substitution, as Proxies for the shareholder, to attend the Annual Meeting of the Stockholders of Camco Financial Corporation (the “Company”), to be held at at the Cambridge Country Club, 60755 Southgate Road, Byesville, Ohio 43723, on May 19, 2009, at 3:00 p.m, Eastern Time, and any adjournments thereof, and to vote all shares of the common stock of the Company that the stockholder is entitled to vote upon each of the matters referred to in this Proxy and, at their discretion, upon such other matters as may properly come before this meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the stockholder of record. If no direction is made, proxies solicited by the Board of Directors will be voted FOR all Proposals.

1.  The election of three directors:

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED
POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA
THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

Ä           FOLD AND DETACH HERE            Ä

CAMCO FINANCIAL CORPORATION — ANNUAL MEETING, MAY 19, 2009

YOUR VOTE IS IMPORTANT!

Annual Meeting Materials are available on-line at:
http://www.cfpproxy.com/3852

You can vote in one of three ways:

1.	Call toll free 1-888-216-1322 on a Touch-Tone Phone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.
or

2.	Via the Internet at https://www.proxyvotenow.com/cafi and follow the instructions.
or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

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REVOCABLE PROXY
Camco Financial Corporation

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	Annual Meeting of Stockholders May 19, 2009
	For	Withhold All	For All Except
1. The election of three directors:	☐	☐	☐
        Nominees:
(01) James E. Huston            (02) Paul D. Leake
(03) Douglas F. Mock

INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.
				The Board of Directors recommends a vote “FOR” the nominees listed. Mark here if you plan to attend the meeting	☐
				Mark here for address change and note change	☐

Note: Please sign exactly as your name appears on this Proxy.
If signing for estates, trusts, corporations or partnerships, title or capacity should be stated.
 If shares are held jointly, each holder should sign.

Please be sure to date and sign this proxy card in the box below.	Date
Sign above

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL
Ã                                                                                                             Ã
PROXY VOTING INSTRUCTIONS
Shareholders of record have three ways to vote:
1. By Mail; or
2. By Telephone (using a Touch-Tone Phone); or
3. By Internet.
A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., May 19, 2009. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., May 19, 2009. 1-866-216-1322	Vote by Internet anytime prior to 3 a.m., May 19, 2009 go to https://www.proxyvotenow.com/cafi

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE ANNUAL MEETING MATERIALS:	http://www.cfpproxy.com/3852

Your vote is important!

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY CAMCO FINANCIAL CORPORATION	For	With- hold	For All Except
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CAMCO FINANCIAL CORPORATION	1. The election of three directors:	☐	☐	☐
CAMCO FINANCIAL CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
The undersigned stockholder of Camco Financial Corporation (“Camco”) hereby constitutes and appoints Jeffrey T. Tucker and Edward D. Goodyear, or either one of them, as the proxies of the undersigned with full power of substitution and resubstitution, to vote at the 2009 Annual Meeting of Stockholders of Camco to be held at The Cambridge Country Club, 60755 Southgate Road, Byesville, Ohio 43723, on May 19, 2009, at 3:00 p.m. Eastern Time (the “Annual Meeting”), all of the shares of Camco common stock which the undersigned is entitled to vote at the Annual Meeting, or at any adjournment thereof, on each of the following proposals, all of which are described in the accompanying Proxy Statement:

James E. Huston                        Paul D. Leake                      Douglas F. Mock

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.

2. In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournments thereof

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED ABOVE.

IMPORTANT: Please sign and date this Proxy below.

UNLESS THIS PROXY IS REVOKED, THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. WHERE NO INSTRUCTIONS ARE INDICATED, PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR SET FORTH ABOVE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE PERSONS NAMED ABOVE TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS A DIRECTOR IF A NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE ANNUAL MEETING.
At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

Please be sure to date and sign this proxy card in the box below.	Date
Sign above

Ç Detach above card, sign, date and mail in postage paid envelope provided. Ç

CAMCO FINANCIAL CORPORATION

All Proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of the 2009 Annual Meeting of Stockholders of Camco and of the accompanying Proxy Statement is hereby acknowledged.

Please sign exactly as your name appears on your Stock Certificate(s). Executors, Administrators, Trustees, Guardians, Attorneys and Agents should give their full titles.

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.
NO POSTAGE IS REQUIRED FOR MAILING IN THE U.S.A.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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